FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:			FASHIONMALL COM INC
		CENTRAL INDEX KEY:			0001081202
		STANDARD INDUSTRIAL CLASSIFICATION:	5940
		IRS NUMBER:				061544139
		STATE OF INCORPORATION:		DE
		FISCAL YEAR END:			1231

	FILING VALUES:
		FORM TYPE:		DEF 14A
		SEC ACT:
		SEC FILE NUMBER:	001-14981
		FILM NUMBER:		638102

	BUSINESS ADDRESS:
		STREET 1:		575 MADISON AVE
		CITY:			NEW YORK
		STATE:			NY
		ZIP:			10022
		BUSINESS PHONE:		2128916064

	MAIL ADDRESS:
		STREET 1:		575 MADISON AVE
		CITY:			NEW YORK
		STATE:			NY
		ZIP:			10022





                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              fashionmall.com, Inc.
 ................................................................
                (Name of Registrant as Specified In Its Charter)

                              fashionmall.com, Inc.
 ................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
 ................................................................
      2) Aggregate number of securities to which transaction applies:
 ................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
 ................................................................
      4) Proposed maximum aggregate value of transaction:
 ................................................................
      5) Total fee paid:
 ................................................................

(1)	Set forth the amount on which the filing fee is calculated and state how it was determined.

	[ ] Fee paid previously with preliminary materials.
	[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
 ................................................................
      2) Form, Schedule or Registration Statement No.:
 ................................................................
      3) Filing Party:
 ................................................................
      4) Date Filed:

 ................................................................


FASHIONMALL.COM, INC.
575 Madison Avenue
New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of fashionmall.com, Inc.

     The Annual Meeting of Stockholders of fashionmall.com,Inc. (the Company") will be held at 7825 Fay Avenue, Suite 200, La Jolla, CA at
     9:30 a.m., Pacific Standard Time, on December 27, 2001, for the following purposes:

	1.To elect a Board of Directors for the ensuing year.

	2.To ratify the appointment of BDO Seidman, LLP as the independent certified public accountants for the Company for the year ending December 31, 2001.

	3.To transact such other business as may properly come before the meeting.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on December 5, 2001, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to notice of and vote at the meeting will be open to examination by stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 575 Madison Avenue, New York, New York 10022.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                      By Order of the Board of Directors


                                      Benjamin Narasin
                                      Chief Executive Officer, President
                                      And Chairman of the Board of Directors

New York, New York
December 5, 2001




FASHIONMALL.COM, INC.
575 Madison Avenue
New York, New York 10022
(212) 891-6064

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of fashionmall.com, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 7825 Fay Avenue, Suite 200, La Jolla, CA, 9:30 a.m., Pacific Standard Time, on December 27, 2001 and any adjournment thereof.

                           VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, consultants and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

     The holders of a majority of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all other matters, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director and FOR the approval of Proposal 2 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on December 5, 2001, 6,466,797 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only stockholders of record at the close of business on December 5, 2001 are entitled to notice of, and to vote at, the meeting.

No Dissenter's Rights

     Stockholders are not entitled to dissenter's rights of appraisal with respect to Proposal 2.

     This proxy material is first being mailed to stockholders commencing on or about December 6, 2001.


                                   PROPOSAL 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at four. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at four. The directors are to be elected to hold office for a period of one year, and in any event until a successor has been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy. Each of the nominees is currently a director of the Company.

     For reelection to the Board of Directors for one-year terms, the Board of Directors has nominated the following individuals, each a current director:

            BENJAMIN NARASIN
            JEROME A. CHAZEN
            RICHARD C. MARCUS
            ROBERT S. TAUBMAN

     The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

     Our current executive officers and directors are set forth below:


Name                          Age   Position
----------------              ---   --------

Benjamin Narasin.............  36  Chief Executive Officer,
                                   President and Chairman of
                                   the Board of Directors
Barry Scheckner..............  52  Acting Chief Financial Officer
Jerome A. Chazen(1)..........  74  Director and Senior Consultant
Ronald Forehand..............  56  Chief Operating Officer
Anne-Marie Forehand..........  38  Executive Vice President
Richard C. Marcus(1).........  62  Director
Robert S. Taubman(1).........  47  Director

      (1)   Member of the Audit Committee

     Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Mr. Taubman serves as the director designee of the preferred stockholder. Other than stock options, non-employee directors do not currently receive remuneration for their services as such, but may be reimbursed for expenses incurred in connection therewith, such as the cost of travel to Board meetings.
     Officers serve at the pleasure of the Board of Directors until their successors have been elected and have qualified.

     Benjamin Narasin has served as our Chairman of the Board, Chief Executive Officer and President of fashionmall.com and our predecessor since our inception in 1994. Prior to joining us, from 1986 to 1994, Mr. Narasin served as President for Boston Prepatory Co., an apparel company which he still owns and at which he developed the concept of fashionmall.com.

     Barry Scheckner has served as our Acting Chief Financial Officer since September, 1999. Mr. Scheckner is a Certified Public Accountant who served as the Chief Financial Officer of Finlay Enterprises, Inc., for 12 years. Mr. Scheckner also serves on the Board of Directors of Michael Anthony Jewelers, Inc.

     Jerome A. Chazen has served as a senior consultant and one of our directors since March 1999. Since 1996, Mr. Chazen has been Chairman of Chazen Capital Partners, LLC. Mr. Chazen was a founder of
     Liz Claiborne, Inc., an apparel company, where he served in various senior executive positions until his retirement in 1996 and as a director until 1997. Mr. Chazen also serves as a director of Taubman Centers, Inc. and as Chairman of the American Craft Museum, as a Trustee of Columbia University, as Chairman of the Board of Overseers of the Columbia University Business School, and as Vice-Chairman of the Greater
     New York Council of the Boy Scouts of America. Mr. Chazen has various relationships with FM/CCP Investment Partners, LLC.

     Ronald Forehand has served as our Vice President and Chief of Operations since October 1998. In 2001, Mr. Forehand became Chief Operating Officer. Prior to joining us, from May 1990 to September 1998, Mr. Forehand was President of J.P. Callaghan's Outfitters, a men's sportswear company which he co-founded but which terminated operations when Mr. Forehand joined us. J.P. Callaghan Outfitters had a client relationship with Boston Prepatory Co., owned by Mr. Narasin. From May 1986- April 1990, Mr. Forehand served as Vice President of the Geoffrey Beene & Scotland Yard Authentic Wear Divisions of the Mannor Corporation. From
     1982-March 1986, he served as Vice President of the Salant Corp -Salvation Sportswear Division. Mr. Forehand is Anne Marie Forehand's husband.

     Anne Marie Forehand has served as our employee since February 1998 and became Vice President in March 1999. In 2001, Ms. Forehand became Executive Vice President. Prior to joining us, from April 1990 to September 1998, Ms. Forehand was a principal of J.P. Callaghan Outfitters, a men's sportswear company which has terminated operations. J.P.
     Callaghan Outfitters had a client relationship with Boston Prepatory Co., owned by Mr. Narasin. From 1987 to 1990 Ms. Forehand held an executive role with Scotland Yard Authentic Wear, an apparel company. Ms. Forehand is Ronald Forehand's wife.

     Richard C. Marcus has served as one of our directors since March 1999. Since January 1997, Mr. Marcus has served as a Senior Advisor to
     Peter J. Solomon Company, a New York investment banking firm.
     Mr. Marcus was a principal of InterSolve Group Inc., a management services firm, from its inception in 1991 until January 1997.
     From December 1994 until December 1995, Mr. Marcus served as
     Chief Executive Officer of the Plaid Clothing Group and as a director of that company from December 1994 through December
     1996. From January 1989 to January 1992, Mr. Marcus was a principal of RCM Consulting, a provider of consulting services to the retail industry. From 1979 to 1988, he served as Chairman and Chief Executive Officer of Neiman-Marcus, a department store retailer. Mr. Marcus is currently a director of Zale Corporation, Michael's Stores, Inc., and Land's End, Inc.

         Robert S. Taubman has served as a director since April 1999. He has been a director and the President and Chief Executive Officer of Taubman Centers, Inc., a real estate investment trust which is a leading developer of malls since 1992. Mr. Taubman is also a director of Comerica Bank and of Sotheby's Holdings, Inc., the international art auction house, a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of the Real Estate Roundtable, a trustee of the Urban Land Institute and a former trustee of the International Council of Shopping Centers.

     Stockholder Vote Required

     Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

     The Board of Directors Recommends a Vote for Election to the Board of Directors of the Company for Each of the Nominees.


     Committees of the Board - Board Meetings

     The Board of Directors does not have a nominating committee, a compensation committee or a stock option committee. These functions are performed by the Board as a whole. The Board of Directors has an audit committee to assist it in the discharge of its responsibilities, the principal responsibilities and members of which are described below. The Board of Directors met or acted by unanimous written consent on 6 occasions during the fiscal year ended December 31, 2000. All directors attended at least 75% of the meetings held by the Board and committees of which they are members.

     The Audit Committee of the Board of Directors currently consists of Jerome A. Chazen, Richard C. Marcus and Robert S. Taubman. The Audit Committee met once during the fiscal year ended December 31, 2000.
     The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year.
     In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of their performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects. Please see the report of the Audit Committee set forth elsewhere in this Proxy Statement and the Audit Committee Charter set forth as Exhibit A to this Proxy Statement. The audit committee also meets with, by phone, the CFO and the lead auditor prior to the release of each quarter according to the required SAS 61 communications.

     Certain Relationships and Related Transactions

         Internet Design Group, Ltd. commenced operations on December 22, 1994 and continued operations until August 19, 1995 when it became Internet Fashion Mall, L.P. ("IFM LP"). Effective June 26, 1996,
         IFM LP was reorganized as a Delaware limited liability company, Internet Fashion Mall LLC ("IFM").

         Pursuant to its initial public offering ("IPO") completed on May 21,1999, IFM changed its name to fashionmall.com, Inc. (the "Company"). In connection with the IPO and immediately prior thereto, the existing members of IFM contributed all of their membership interests in IFM in exchange for 4.5 million shares of common stock of the Company. On May 21, 1999, we completed our initial public offering of 3.0 million shares of our common stock. The IPO resulted in net proceeds, after related expenses, of approximately $35 million.

         We were incorporated in Delaware as a C corporation on February
         26, 1999.

         On March 2, 1999, we sold to FM/CCP Investment Partners,
         LLC ("FM/CCP") 225,000 shares of our common stock for $1,000,000 ($4.44 per share). In addition, FM/CCP loaned us $1,000,000 evidenced by a promissory note in the principal amount of $1,000,000, bearing interest at 6% per annum and due on the earlier of the closing of the offering or March 2, 2002. In connection with the foregoing promissory note, FM/CCP received a warrant, expiring March 2, 2004, to purchase up to 95,000 shares of common stock at an exercise price of $13.65 per share. With a portion of the proceeds from the IPO, we repaid the $1 million promissory note plus accrued interest. Interest expense related to the note was approximately $15,000. In addition, we recorded a $55,000 charge to interest expense representing the unamortized discount relating to the note. Mr. Chazen, one of our directors and a senior consultant, and certain affiliates of Mr. Chazen are investors in FM/CCP Investment Partners, LLC. Pursuant to certain anti-dilution provisions, we will issue up to an additional 12,500 shares of common stock to FM/CCP upon the exercise of such warrants and certain options granted to Jerome Chazen.

         On March 2, 1999, we entered into a consulting agreement
         (the "Consulting Agreement") with Jerome M. Chazen. The Consulting Agreement, which expired on May 26, 2001, stipulated that Mr. Chazen would provide consulting services to us aggregating at least 30 hours per month. Mr. Chazen received an aggregate of $150,000 over the term of the Consulting Agreement plus five-year options to purchase 135,000 shares of common stock at an exercise price of $1.11 per share and options to purchase 107,500 shares of common stock at an exercise price of $3.25 per share. In addition, Mr. Chazen is one of our directors.

         In addition, we have agreed to grant FM/CCP and Mr. Chazen certain demand and "piggyback" registration rights, commencing May 27, 2000 and terminating on March 2, 2004, as to the common stock acquired by them and underlying their warrants and options.

         On April 22, 1999, we entered into an agreement with TRG Net Investors LLC ("TRG Net"), an affiliate of Taubman Centers, Inc., a real estate investment trust and one of the leading mall developers in the U.S., whereby TRG Net purchased, for $7,417,000, a 9.9% membership interest (the "Series B Interest") and warrants (the "Warrants") to purchase an additional 10% membership interest. Upon closing of the IPO, the Series B Interest was contributed for 824,084 shares of convertible preferred stock
         (the "Preferred Stock"), which in turn was convertible into an aggregate of 824,084 common shares and the Warrants which could have been exercised to purchase 924,898 common shares.
         The warrants expired unexercised in July 2000 and the right to convert the Preferred Stock has expired unexercised on May 28, 2001. The Preferred Stock was convertible for one year beginning on the first anniversary of the closing of our IPO and, based on the $13.00 per share initial public offering price, the effective conversion price of the Preferred Stock was $9.00 per share and the exercise price of the Warrants was $13.00 per share. Upon the closing of Taubman's investment, the Company allocated $2,377,000 of the $7,417,000 to represent the fair value of the Warrants.
         The remaining portion of the net proceeds of $5,040,000 represents the beneficial conversion feature of the Preferred Stock, and was allocated to additional paid-in capital upon closing of the IPO and will be accreted to the book value of the Preferred Stock.
         The accretion period was one year, beginning on the date of closing of the IPO. As of December 31, 2000, we had accreted $5,040,000 to the book value of the Preferred Stock. In connection with this transaction, Robert S. Taubman, the Chief Executive Officer and the President of Taubman Centers, Inc., joined our Board of Directors.

         In April 2000, the company loaned to its CEO the principal amount of $185,000. The note accretes interest monthly at the rate of prime plus 1% per annum and the entire balance outstanding was payable in April 2001. The Board of Directors extended the term of the note by 180 days, payable in October 2001. On September 7, 2001, the Board of Directors has instructed the CEO to repay the loan by deducting, from his current compensation, one half of the gross amount of his compensation with the balance payable in full no later than the termination date of his current employment agreement, May 26, 2002.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.


Summary of Compensation in Fiscal 2000, 1999, and 1998.

     The following tables sets forth the annual and long-term compensation for services in all capacities for the fiscal year ended
     December 31, 2000 paid to Benjamin Narasin, our President,
     Chief Executive Officer and Chairman, Barry Scheckner, our Acting Chief Financial Officer, Ronald Forehand, our Chief Operating Officer and Anne Marie Forehand, our Executive Vice President.

SUMMARY COMPENSATION TABLE
--------------------------

                               Annual Compensation
                              --------------------
                                                            Securities
                                                            Underlying
             Name and          Fiscal                       Options/
        Principal Position      Year   Salary        Bonus    SARs (#)
        --------------------------------------------------------------
        Benjamin Narasin,       2000  $238,225        -         -
        President/CEO           1999  $180,000     $40,000    100,000
        and Chairman of the     1998  $180,000(1)      -         -
        Board of Directors

        Barry Scheckner,        2000  $176,894         -         -
        Acting Chief            1999  $ 61,393         -         -
        Financial Officer       1998  $   -            -         -

        Ron Forehand,           2000  $126,666         -         -
        Chief Operating         1999  $ 93,750      $15,000
        Officer                 1998  $  5,475         -         -


        Anne Marie Forehand,    2000  $127,500         -         -
        Executive Vice          1999  $ 76,875      $20,000
        President               1998  $ 39,885         -         -


(1)  $85,000 of such salary was deferred and was paid in March 1999.

     No stock options were granted to Mr. Narasin or Mr. Scheckner pursuant to the fashionmall.com, Inc. 1999 Stock Option Plan during the year ended December 31, 2000.

     The following table sets forth the information noted for all exercises of stock options by each of the executive officers named in the Summary Compensation Table during the 2000 fiscal year.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
     				OPTION/VALUES
                        ---------------------------------

					        Number of securities              Value of Securities
					        underlying options at             underlying options at
					        Fiscal year end                   Fiscal year end


Name          Shares Acquired  Value         Exercisable(#) Unexercisable(#) Exercisable(#) Unexercisable(#)
               on Exercise(#)  Realized($)



Ben Narasin	     -		    -		100,000		  -

Ron Forehand         -		    -		 24,000		12,000

Anne Marie Forehand  -		    -		 29,000         12,000


Employment and Consulting Agreements

     We entered into a three-year employment agreement with Benjamin Narasin, effective as of May 26, 1999. In 2001, Mr. Narasin will be paid an annual base salary of $262,050. Such base salary will be subject to additional increases and bonuses within the discretion of the Board of Directors which will take into account, among other things, our performance and the performance, duties and responsibilities of Mr. Narasin. We also agreed to pay for certain life insurance policies for the benefit of Mr. Narasin's family which is still due and to indemnify him and his minor son, Grant Narasin, for tax liabilities arising from our reorganization into a C corporation. Mr. Narasin's agreement also permits him to devote up to 10% of his time to Boston Prepatory Co., a company owned by him, provided that the Board of Directors makes a determination that such company is not directly competitive to us.
     In the event of a change of control as defined in the agreement, Mr. Narasin may terminate the agreement and receive three times his compensation, including bonuses earned during the previous 12 months, and his compensation for the balance of the term.

     On March 2, 1999, we entered into a consulting agreement
     (the "Consulting Agreement") with Jerome Chazen, the sole owner of FM/CCP, Inc., which is the manager of FM/CCP Investment Partners, LLC. The Consulting Agreement, which expired on May 26, 2001, stipulates that Mr. Chazen would provide consulting services to us aggregating at least 30 hours per month. In addition, Mr. Chazen agreed to become a director. Mr. Chazen received an aggregate of $150,000 over the term of the Consulting Agreement plus five-year options to purchase 135,000 shares of common stock at an exercise price of $1.11 per share and options to purchase 107,500 shares of common stock at an exercise price of $3.25 per share. We currently do not have written employment agreements with any of our other officers or directors.

In April 2000, the company loaned to its CEO the principal amount of $185,000. The note accretes interest monthly at the rate of prime plus 1% per annum and the entire balance outstanding was payable in April 2001. The Board of Directorsextended the term of the note by 180 days, payable in October 2001. On September 7, 2001, the Board of Directors has instructed the CEO to repay the loan by deducting, from his current compensation, one half of the gross amount of his compensation with the balance payable in full no later than the termination date of his current employment agreement, May 26, 2002

1999 Stock Option Plan

     We adopted the 1999 Stock Option Plan in May 1999.

     The 1999 Plan provides for the grant of options to purchase up to, but not in excess of, 1,125,000 shares of common stock to our officers, directors, agents, consultants and independent contractors. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, while non-qualified options may be issued to non-employee directors and consultants, as well as to our employees or employees of our subsidiaries.

     The 1999 Plan is administered by a committee selected by the Board of Directors or by the Board of Directors (the "Administrator"), which determines, among other things, those individuals who receive options, the time period during which the options may be exercised, the number of shares of common stock issuable upon the exercise of each option and the option exercise price. Pursuant to the 1999 Plan, the Administrator determines, among other things, those individuals who receive options, the time period during which the grants will be made, the number of shares of common stock to be granted and the price (if any) to be paid by such key employees thereafter.

     The exercise price per share of common stock subject to an incentive stock option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option may be established by the Administrator. If the aggregate fair market value, as determined as of the date the option is granted, of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year exceeds $100,000, such stock option shall be treated, to the extent of such excess, as an option which does not qualify as an incentive stock option. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the 1999 Plan unless the exercise price is at least 110% of the fair market value of the shares of common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

     No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death, retirement, permanent and total disability, unless extended by the Administrator on or before such employee's date of termination of employment, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise all or any part of such employee's option, unless otherwise determined by the Administrator. Upon termination of employment of an optionee by reason of death, retirement, permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

     Options under the 1999 Plan must be issued within ten years from the effective date of the Plan. Incentive stock options granted under the 1999 Plan cannot be exercised more than ten years from the date of grant. Incentive stock options issued to a 10% Stockholder are limited to five-year terms. All options granted under the 1999 Plan will provide for the payment of the exercise price in cash or check or by delivery to us of shares of common stock having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods, or by such other methods approved by the Administrator pursuant to the 1999 Plan. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of such optionee's stock options with no monetary investment.

     Each director holds office until our annual meeting of stockholders and until his successor is duly elected and qualified. Officers are elected by the Board of Directors and hold office at the discretion of the Board of Directors. See footnote No. 9 in the financial statements for a breakout of the stock option activity for the year ended 2000.

Report On Repricing of Stock Options

	We did not adjust or amend the exercise price of stock options previously awarded to our executive officers during the fiscal year ended December 31, 2000.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Set forth below is a report submitted by the Company's Audit Committee describing the Company's financial and accounting management policies and practices. The Audit Committee is composed of three directors who are independent within the meaning of the NASDAQ rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee among other things:

* considers the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determines to be appropriate;

* recommends to the Board of Directors which firm to engage as the Company's independent certified public accountants and the related compensation, terms of engagement and independence;

* meets with the independent certified public accountants and financial management of the Company to review the scope of the proposed audit for the current year and review the results of such audit;

* considers, with the independent certified public accountants and senior executives, the adequacy of the Company's internal financial controls;

* considers major changes and other major questions of choice regarding appropriate auditing and accounting principles and practices to be followed when preparing the Company's financial statements;

* reviews the procedures employed by the Company in preparing published financial statements and related management commentaries;

* meets periodically with management to review the Company's major financial risk exposures;

* reviews the results of each independent audit.

In this context, the Audit Committee hereby reports as follows:

* it has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and BDO Seidman, LLP, the Company's independent certified public accountants for such years;

* it has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

* it has received the written disclosures and the letter from BDO Seidman, LLP as required by Independence Standards Board Standard No. 1, as may be modified or supplemented;

* it has discussed with BDO Seidman, LLP their independence;

* It has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jerome A. Chazen
Richard C. Marcus, Chairman
Robert S. Taubman


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company, as of December 1, 2001, regarding the beneficial ownership of the Company's voting securities by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and each of the executive officers named in the compensation table under Item 10, "Executive Compensation", and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed in the table below has sole voting and dispositive power with respect to shares beneficially owned by such stockholder.


                                     Amount and nature     Percentage of
Name of beneficial owner (1)            of beneficial      outstanding stock
                   			  ownership	   owned


Benjamin Narasin (2).................  3,768,665 shares         57.4%
Robert S. Taubman (3) ..............      12,700 shares          *
FM/CCP Investment Partners, LLC(4)..     320,000 shares          4.9%
Jerome Chazen (4)...................     486,174 shares          7.3%
Richard Marcus (5)..................      30,000 shares          *
Anne Marie Forehand (6) ............	  29,000 shares	         *
Ronald Forehand (6) ................      24,000 shares          *
Executive Officers and Directors (7)
  as a group (six persons) ........    4,350,539 shares         62.7%

__________________
* Less than 1%

(1) Except as otherwise indicated, the address for the referenced stockholders is c/o fashionmall.com, Inc., 575 Madison Avenue, New York, New York 10022.

(2) Includes 427,500 shares owned by Grant Narasin, the minor son of Mr. Narasin, 427,500 shares owned by Electa Narasin, the minor daughter of Mr. Narasin, and 100,000 shares of common stock underlying options
 . Mr. Narasin has voting power over Grant and Electa Narasin's shares until April 9, 2018 and September 9, 2020, respectively.

(3) Includes 10,000 shares of common stock underlying options, and 2,700 shares of common stock owned by Mr. Taubman's wife. The address of Robert S. Taubman is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48303-0200.

(4) FM/CCP, Inc., the Manager of FM/CCP Investment Partners, LLC, is wholly-owned by Mr. Chazen, and certain affiliates of Mr. Chazen are members of FM/CCP Investment Partners, LLC. FM/CCP, Inc. and/or Mr. Chazen
 may be deemed the beneficial owner of securities owned by FM/CCP Investment Partners, LLC. Mr. Chazen disclaims such beneficial ownership. FM/CCP
Investment Partners, LLC's ownership includes 95,000 shares underlying warrants which became exercisable upon completion of the initial public offering and does not include up to 12,500 shares issuable pursuant to certain anti-dilution provisions upon exercise of such warrants and the options owned by Mr. Chazen referred to below. The amount shown as owned by Mr. Chazen includes common stock beneficially owned by FM/CCP and 166,174 shares underlying options. The address of FM/CCP Investment Partners,LLC and Jerome Chazen is 767 Fifth Avenue, New York, New York 10153.

(5)  Includes 30,000 shares of common stock underlying options.

(6) All of such shares beneficially owned are shares of common stock underlying options. Anne Marie Forehand and Ronald Forehand are married.

(7)  See footnotes (2), (3), (4), (5) and (6) above.




PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Our Board of Directors has appointed BDO Seidman, LLP as independent certified public accountants for the fiscal year ended December 31, 2001 and to render other professional services as required.

     The appointment of BDO Seidman, LLP is being submitted to stockholders for ratification.

     A representative of BDO Seidman, LLP will be available telephonically at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

	On August, 9, 2000, Arthur Andersen LLP was dismissed as our principal accountant. Arthur Andersen LLP reports on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our Board of Directors.
	During our two most recent fiscal years and subsequent interim principles periods, there were no disagreements with Arthur Andersen LLP on any matter of accounting or practices, financial statement disclosures or audit scope or procedure.
	During our two most recent fiscal years and subsequent interim periods, there have occurred none of the "reportable events" listed in Item 304 (a)(1)(v)(A-D) of Regulation S-B.

     Audit Fees

	We paid BDO Seidman, LLP a total of $81,900 for their audit of our annual financial statements for the fiscal year ended
	December 31, 2000 and for their review of our Quarterly Reports on Form 10-QSB filed for the third quarter ended September 30, 2000.

	In the event that the ratification of the appointment of BDO Seidman, LLP as our independent certified public accountants is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Stockholder Vote Required

     The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to ratify the appointment of independent certified public accountants.

     The Board of Directors recommends a vote FOR the ratification of BDO Seidman, LLP as our independent certified public accountants, which is designated as Proposal 2 on the enclosed proxy card.


                   DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2002

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at our 2002 Annual Meeting of Stockholders must be received at our offices at 575 Madison Avenue, New York, New York 10022, no later than 120 days prior to the Company's next Annual Meeting, for inclusion in our proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.


                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FASHIONMALL.COM, INC., 575 MADISON AVENUE, NEW YORK, NEW YORK 10022.


The Directors recommend a vote FOR Proposal 2   ------

Please mark your votes X as this example

                                -------
                                COMMON

1. Election of Directors      ----------           --------

                              ----------           --------
                              FOR All              WITHHOLD
                              nominees             AUTHORITY
                              listed               to vote
                              (except              for all
                              as marked            nominees
                              to the               listed
                              contrary,            at left
                                 see
                              instruction
                                below)

   Benjamin Narasin, Jerome
   A. Chazen, Richard C.
   Marcus and Robert S.
   Taubman


INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.


2. Proposal to ratify
   BDO Seidman, LLP as 	    --------  -------- --------
   independent certified
   public accountants.        FOR     AGAINST   ABSTAIN



   The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

             Date: ___________, 2001

             Signature(s)_____

             Signatures_____

             Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.





                        FASHIONMALL.COM, INC.
          Annual Meeting of Stockholders - December 27, 2001
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of fashionmall.com, Inc. ("Company") hereby constitutes and appoints Benjamin Narasin, his true and lawful attorney and proxy, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 7825 Fay Avenue, Suite 200, La Jolla, CA ON December 27, 2001 at 9:30 a.m., Pacific Standard Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE and FOR THE APPROVAL OF PROPOSAL 2.




























Exhibit A:

                                       FASHIONMALL.COM, INC.
                                       AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

The principal function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities to the stockholders and the investment community relating to corporate accounting, the reporting practices of the Company and the quality and integrity of the Company's financial reports. The committee shall provide support for management's efforts to enhance the quality of the Company's system of internal controls and shall work to provide an open avenue of communication among the Company's independent public accountants, financial and senior management and the board of directors.

COMPOSITION AND TERM

The committee shall be comprised of three or more directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, may interfere with the exercise of independent judgement as a committee member.

The committee members shall be appointed, upon the recommendation of the nominating committee, for one-year terms at the annual meeting of the board of directors or until their successors have been duly appointed and qualified. The chairperson shall be designated by the board of directors.

Each committee member shall have a working familiarity with basic finance and accounting practices, and at least one member shall have accounting or related financial management expertise.

ADMINISTRATIVE MATTERS

The committee shall formally meet two times per year or more frequently as circumstances require. In addition, the committee will participate in a quarterly conference call to discuss interim financial information. The committee shall report to the full board of directors at the first board meeting following each such committee meeting and submit minutes of its proceedings.

The Company's independent public accountants shall attend at least two of the committee's meetings each year. The committee may request members of management or others to attend meetings and provide pertinent information as necessary. The committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the committee. Included among the items to be discussed and addressed are the independent public accountants' evaluation of the Company's financial and accounting personnel and the cooperation that the independent public accountants received during and in connection with the audit, as well as the accountants' judgement with regard to the quality of the Company's accounting principles, including the clarity of the Company's financial statement disclosures.

The board of directors and the committee have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent public accountants. The independent public accountants are accountable to the board of directors and the committee.

DUTIES AND RESPONSIBILITES

The duties of the committee shall include the following:

1.  Make recommendations to the board of directors as to:
(a) the selection of the firm of independent public accountants to examine the books and accounts of the Company and its subsidiaries for each fiscal year (including annually reviewing the independence of the independent public accountants and obtaining a formal written statement that discloses all relationships between the accountants and the Company);
(b) the proposed arrangement for the independent public accountants for each fiscal year, including their risk assessment process in establishing the scope of the examination, the proposed fees and the reports to be rendered.

2. Review the results of the quarterly reviews and the year end audit of the Company, including (a) the audit report, the published financial statements, the management representation letter, the "Memorandum on Internal Control Structure and Related Matters" prepared by the independent public accountants, management's responses concerning that memorandum and any other pertinent reports;
(b) any material accounting issues among management and the independent public accountants, including any difficulties encountered during the course of the audit; and
(c) other matters required to be communicated to the committee under generally accepted auditing standards, as amended, by the independent public accountants. With respect to interim financial information the committee will discuss with management and, if appropriate, the independent public accountants the quarterly review results and required communications prior to any interim filings with the SEC.

3. Review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements as are deemed appropriate for review by the committee prior to any interim or year-end filings with the SEC or other regulators.

4. Review with financial and senior management the adequacy of the Company's internal controls, including information systems control and security.

5. Review the Company's policy on business conduct and ensure that management has established a system to enforce the policy.

6. Review annually the policies and procedures of the Company designed to ensure compliance with applicable laws and regulations and loan indenture covenants and restrictions and monitor the Company's compliance efforts.

7. Review annually the Company's policies and procedures with respect to officers' expenses.

8. Investigate any matter brought to the attention of the committee and retain independent counsel, accountants or others to assist it in connection therewith if in the committee's judgement such action is appropriate and meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the financial statements.

9. Make a periodic (at least annually) self-assessment of the committee, including a review of the charter.

10. The committee shall also undertake such additional activities within the scope of its primary function as may be assigned by law, the Company's certificate of incorporation or by-laws, or as the board of directors or the committee may from time to time determine.


NYCproxy